UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

DREYFUS ALCENTRA GLOBAL CREDIT INCOME 2024 TARGET TERM FUND, INC.

(Exact name of registrant as specified in its charter)

Maryland	82-2085232
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Park Avenue, New York, New York	10166
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $.001 Par Value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-200989

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's Common Shares, $.001 par value per share, registered hereunder is incorporated by reference from the description of the Registrant's Common Shares set forth under the caption "Description of Shares" in the Registration Statement on Form N-2 (Registration No. 333-200989), as may be amended, filed by the Registrant with the Securities and Exchange Commission, including any form of Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

Not Applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DREYFUS ALCENTRA GLOBAL CREDIT INCOME 2024
     TARGET TERM FUND, INC.

By: /s/ Jeff S. Prusnofsky

Name: Jeff S. Prusnofsky

Title: Vice President and Assistant Secretary

Date: July 28, 2017